UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

DexCom, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	33-0857544
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6340 Sequence Drive

San Diego, California 92121

(Address, including zip code, of Registrant’s principal executive offices)

2005 Equity Incentive Plan

2005 Employee Stock Purchase Plan

(Full Title of the Plans)

Terrance H. Gregg

Chief Executive Officer

c/o DexCom, Inc.

6340 Sequence Drive

San Diego, California 92121

(858) 200-0200

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Robert A. Freedman, Esq.

Michael A. Brown, Esq.

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

(650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value(2)	2,083,662 (3)	$15.47(4)	$32,234,251.14(4)	$4,396.76
Common Stock, $0.001 par value(2)	694,554 (5)	$13.15(6)	$9,133,385.10 (6)	$1,245.80

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2005 Equity Incentive Plan (the “EIP”) and 2005 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Each share of common stock includes one stockholder right as described under “Description of Capital Stock” in the Registrant’s registration statement on Form S-1, as amended (File No. 333-122454).
(3)	Shares to be registered and available for grant under the EIP resulting from the automatic annual 3% increase in the number of authorized shares available for issuance under the EIP.
(4)	Estimated pursuant to Rule 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, based on the average of the high and low sales price reported on The NASDAQ Global Select Market on April 25, 2013.
(5)	Shares to be registered and available for grant under the ESPP resulting from the automatic annual 1% increase in the number of authorized shares available for issuance under the ESPP.
(6)	Estimated pursuant to Rule 457(c) and (h) of the Securities Act, solely for purposes of calculating the registration fee, based on the average of the high and low sales price reported on the NASDAQ Global Select Market on April 25, 2013. This amount is multiplied by 85% pursuant to the terms of the ESPP, which provides that the purchase price of a share of common stock is equal to 85% of the fair market value of the common stock on the offering date (i.e., the first business day of a 12-month offering period) or the purchase date (i.e., the last business day of a six-month purchase period), whichever is less.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement (the “Registration Statement”) hereby incorporates by reference the contents of DexCom’s earlier registration statement on Form S-8 (registration number 333-180421).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed herewith:

			Incorporated by Reference
Exhibit Number	Exhibit Document	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith

4.01	Registrant’s Restated Certificate of Incorporation.	S-1/A	333-122454	March 3, 2005	3.03

4.02	Registrant’s Amended and Restated Bylaws.	8-K	000-51222	March 23, 2011	99.01

4.03	Form of Specimen Certificate for Registrant’s common stock.	S-1/A	333-122454	March 24, 2005	4.01

4.04	Form of Rights Agreement, between DexCom, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designations of Series A Junior Participating Preferred Stock, Summary of Stock Purchase Rights and Forms of Right Certificate attached thereto as Exhibit A, B and C, respectively.	S-1/A	000-51222	March 24, 2005	4.03

4.05	2005 Equity Incentive Plan, as amended, and forms of stock option agreement and stock option exercise agreements.	10-Q	000-51222	May 3, 2011	10.25

4.06	2005 Employee Stock Purchase Plan and form of subscription agreement.	S-1/A	333-122454	March 24, 2005	10.04

4.07	Form of Restricted Stock Unit Award Agreement.	10-Q	000-51222	May 5, 2010	10.26

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.					X

23.01	Consent of Independent Registered Public Accounting Firm.					X

23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X

24.01	Power of Attorney (see page II-5 of this registration statement).					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 2nd day of May, 2013.

DEXCOM, INC.

By:	/s/ TERRANCE H. GREGG
Terrance H. Gregg Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Terrance H. Gregg and Jess Roper, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer and Director:

/s/ TERRANCE H. GREGG	Chief Executive Officer and Director	May 2, 2013
Terrance H. Gregg	(Principal Executive Officer)

Principal Financial Officer and Principal Accounting Officer:

/s/ JESS ROPER	Chief Financial Officer	May 2, 2013
Jess Roper	(Principal Financial and Accounting Officer)

Additional Directors:

/s/ JONATHAN LORD, M.D.	Chairman of the Board of Directors	May 2, 2013
Jonathan Lord, M.D.

/s/ KEVIN SAYER	President, Chief Operating Officer and Director	May 2, 2013
Kevin Sayer

/s/ JAY SKYLER, M.D.	Director	May 2, 2013
Jay Skyler, M.D.

/s/ ERIC TOPOL, M.D.	Director	May 2, 2013
Eric Topol, M.D.

/s/ NICHOLAS AUGUSTINOS	Director	May 2, 2013
Nicholas Augustinos

/s/ MARTIN DOORDAN	Director	May 2, 2013
Martin Doordan

/s/ BARBARA KAHN	Director	May 2, 2013
Barbara Kahn

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Document	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith
4.01	Registrant’s Restated Certificate of Incorporation.	S-1/A	333-122454	March 3, 2005	3.03
4.02	Registrant’s Amended and Restated Bylaws.	8-K	000-51222	March 23, 2011	99.01
4.03	Form of Specimen Certificate for Registrant’s common stock.	S-1/A	333-122454	March 24, 2005	4.01
4.04	Form of Rights Agreement, between DexCom, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designations of Series A Junior Participating Preferred Stock, Summary of Stock Purchase Rights and Forms of Right Certificate attached thereto as Exhibit A, B and C, respectively.	S-1/A	000-51222	March 24, 2005	4.03
4.05	2005 Equity Incentive Plan, as amended, and forms of stock option agreement and stock option exercise agreements.	10-Q	000-51222	May 3, 2011	10.25
4.06	2005 Employee Stock Purchase Plan and form of subscription agreement.	S-1/A	333-122454	March 24, 2005	10.04
4.07	Form of Restricted Stock Unit Award Agreement.	10-Q	000-51222	May 5, 2010	10.26
5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.					X
23.01	Consent of Independent Registered Public Accounting Firm.					X
23.02	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X
24.01	Power of Attorney (see page II-5 of this registration statement).					X